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                                                                   EXHIBIT 99(a)


                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE


Bank One, National Association              Banker's Trust Company
One Bank One Plaza, Suite 0126              Four Albany Street
Chicago, IL  60670                          New York, New York 10006
ATTN: Corporate Trust Administration        ATTN: Corporate Trust & Agency Group
Phone:  (312) 407-0192                            Structured Finance
Fax:    (312) 407-1708                      Phone:(212) 250-6501
                                            Fax:  (212) 250-6349

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH   44114                       Armonk, NY 10504
ATTN:  Senior Vice President                ATTN: Data Administration
       Key Education Resources              Phone:  (914) 765-3772
Phone: (216) 828-9342                       Fax:    (914) 765-3810
Fax:   (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-A, and Bank One, National Association, as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from inception of the Trust through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.


                                           Key Bank USA, National Association,
                                             as Master Servicer


Date: March 29, 2001                       By:  /s/ Randall M Behm
                                              ---------------------------------
                                           Name:  Randall M Behm
                                           Title: Senior Vice President

                                           By:  /s/ Darlene H. Dimitrijevs
                                             ---------------------------------
                                           Name:  Darlene H. Dimitrijevs, CPA
                                            Title: Senior Vice President